Exhibit 4.37
SUPPLEMENTAL INDENTURE, dated as of January 5, 2021 (this “Supplemental Indenture”), by and among Scientific Games International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the indenture referred to herein), SGI Lottery LLC, a Delaware limited liability company (the “Additional Guarantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, registrar and transfer agent (the “Trustee”).
WHEREAS, the Company, the original Guarantors, the Trustee and Deutsche Bank AG, London Branch, as paying agent, executed an Indenture, dated as of February 14, 2018, as amended and supplemented (the “Indenture”), relating to the Company’s 5.500% Senior Unsecured Notes due 2026;
WHEREAS, under certain circumstances, Section 10.17 of the Indenture requires the Company to cause each of the Company’s Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;
NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:
ARTICLE ONE
AMENDMENT

Section 1.01.  Amendment.  The Additional Guarantor hereby agrees to become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture.
ARTICLE TWO
MISCELLANEOUS PROVISIONS

Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.
Section 2.02.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantor.
Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.
Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
Company:
SCIENTIFIC GAMES INTERNATIONAL, INC.
By:        /s/ Michael C. Eklund
Name: Michael C. Eklund
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Additional Guarantor:
SGI Lottery LLC
By: Scientific Games International, Inc., its sole member
By:        /s/ Michael C. Eklund
Name: Michael C. Eklund
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Existing Guarantors:
SCIENTIFIC GAMES CORPORATION
By:        /s/ Michael C. Eklund
Name: Michael C. Eklund
Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
SG GAMING, INC.
SCIENTIFIC GAMES PRODUCTS, INC.
SG GAMING NORTH AMERICA, INC.
DON BEST SPORTS CORPORATION
By:        /s/ Michael C. Eklund
Name: Michael C. Eklund
Title: Treasurer and Secretary
MDI ENTERTAINMENT, LLC
SCIENTIFIC GAMES NEW JERSEY, LLC
By: Scientific Games International, Inc., its sole member/manager
By:        /s/ Michael C. Eklund
Name: Michael C. Eklund
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer
NYX DIGITAL GAMING (USA), LLC
By: Scientific Games Corporation, its sole member
By:        /s/ Michael C. Eklund
Name: Michael C. Eklund
Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
Signature Page to Supplemental Indenture – 2026 Euro Senior Unsecured Notes

Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: /s/ Kathryn Fischer
Print Name: Kathryn Fischer
Its: Authorized Signatory

By: /s/ Irina Golovashchuk
Print Name: Irina Golovashchuk
Its: Authorized Signatory

Signature Page to Supplemental Indenture – 2026 Euro Senior Unsecured Notes